UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT                                                                                                February 29, 2008

(DATE OF EARLIEST EVENT REPORTED)                                                                                                                     February 25, 2008

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On February 25, 2008, the registrant and H. Dean Jones II entered into a Separation Agreement and General Release (the “Agreement”) in conjunction with Mr. Jones’ previously announced retirement and his resignation as president of the registrant and a director of Boardwalk GP, LLC, the general partner of Boardwalk GP, LP, which is the registrant’s general partner.  The registrant has agreed to pay Mr. Jones a lump sum of $2,250,000 as consideration for his covenants, waivers and releases set forth in the Agreement.  In addition, Mr. Jones will provide consulting services to the registrant for a period of one year following the effective date of his retirement on March 1, 2008, for which the registrant will pay him $20,833 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:                    BOARDWALK GP, LP,
its general partner

By:          BOARDWALK GP, LLC,
its general partner

By:         /s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

Dated: February 29, 2008